As filed with the Securities and Exchange Commission on March 23, 2010

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

MaxLinear, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	3674	14-1896129
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2051 Palomar Airport Road, Suite 100

Carlsbad, California 92011

(760) 692-0711

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Kishore Seendripu, Ph.D.

2051 Palomar Airport Road, Suite 100

Carlsbad, California 92011

(760) 692-0711

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert F. Kornegay

Anthony G. Mauriello

Daniel R. Koeppen

Wilson Sonsini Goodrich & Rosati,

Professional Corporation

12235 El Camino Real

San Diego, CA 92130

Telephone: (858) 350-2300

Telecopy: (858) 350-2399

Bruce K. Dallas Davis Polk & Wardwell LLP 1600 El Camino Real Menlo Park, CA 94025 Telephone: (650) 752-2000 Telecopy: (650) 752-2111

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒  333-162947

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Class A common stock $0.0001 par value	1,160,714	$14.00	$16,250,000	$1,158.63

(1)	Represents only the additional number of securities being registered. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-162947).
(2)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(a) under the Securities Act of 1933.

This registration statement shall become effective upon filing with the Commission in accordance with Rule 462(b) of the Securities Act of 1933, as amended.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement relates to the public offering of Class A common stock of the Registrant contemplated by the Registration Statement on Form S-1, as amended (File No. 333-162947), originally filed by the Registrant on November 6, 2009 (the “Prior Registration Statement”), and is being filed for the sole purpose of registering additional securities of the same class as were included in the Prior Registration Statement. The contents of the Prior Registration Statement and all exhibits thereto are hereby incorporated by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Carlsbad, state of California, on March 23, 2010.

MAXLINEAR, INC.

By:	/S/ KISHORE SEENDRIPU, PH.D.
Kishore Seendripu, Ph.D.
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/S/ KISHORE SEENDRIPU Kishore Seendripu, Ph.D.	Chairman, President and Chief Executive Officer (Principal Executive Officer)	March 23, 2010

/S/ JOE D. CAMPA Joe D. Campa	Vice President, Finance and Treasurer (Principal Financial Officer)	March 23, 2010

/S/ PATRICK E. MCCREADY Patrick E. McCready	Chief Accounting Officer and Controller (Principal Accounting Officer)	March 23, 2010

* Curtis Ling, Ph.D.	Director and Chief Technical Officer	March 23, 2010

* Edward E. Alexander	Director	March 23, 2010

* Kenneth P. Lawler	Director	March 23, 2010

* David Liddle, Ph.D.	Director	March 23, 2010

* Albert J. Moyer	Director	March 23, 2010

* Thomas E. Pardun	Director	March 23, 2010

* Donald E. Schrock	Director	March 23, 2010

*By:	/S/ PATRICK E. MCCREADY
Patrick E. McCready Attorney-in-Fact

The Power of Attorney granted by each director was filed as an exhibit to the Prior Registration Statement.

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EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1)

24.1*	Power of Attorney

*	Incorporated by reference from the Prior Registration Statement.